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EXHIBIT 23.1

CONSENT OF KPMG LLP

The Board of Directors
Allscripts Healthcare Solutions, Inc.:

        We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-52470) and Form S-8 (Nos. 333-37238, 333-90129, and 333-59212) of Allscripts Healthcare Solutions, Inc. of our reports dated March 28, 2003, relating to the consolidated balance sheets of Allscripts Healthcare Solutions, Inc. and subsidiary as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2002, and related consolidated financial statement schedule, which reports appear in the December 31, 2002 annual report on Form 10-K of Allscripts Healthcare Solutions, Inc.

        Our report on the consolidated financial statements indicates the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" on January 1, 2002.

/s/ KPMG LLP
Chicago, Illinois March 28, 2003

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  EXHIBIT 23.1